UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 29, 2011
Date of Report (date of Earliest Event Reported)

DAULTON CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		30-0459858
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
 (Address of principal executive offices and zip code)

(888) 387-1403
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On April 29, 2011, Daulton Capital Corp., a Nevada corporation (the “Company”) and Shawn Ryan, an individual (“Ryan”) entered into a Termination Agreement (the “Agreement”) as attached hereto and incorporated by this reference herein as Exhibit 99.1, to terminate the Ballarat Option Agreement, and amendment thereto, and the Hunker Option Agreement (collectively the “Option Agreements”).  Other than the Option Agreements, there is no material relationship between the Company and Ryan.

Therefore, pursuant to the Agreement, the Company and Ryan have mutually agreed to not renew or extend any options to purchase any mining claims granted under the Option Agreements.  Ryan shall retain all payments and restricted common stock issued by the Company to Ryan pursuant to Option Agreements.  Management believes that it is not economically feasible for the Company to continue with the obligations under the Option Agreements due to the short work season in the Yukon, and therefore believes it to be in the best interest of the Company to enter into the Agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Termination Agreement dated April 29, 2011

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAULTON CAPITAL CORP.

Date: May 1, 2011	By:	/s/ Terry Fields
Name: Terry Fields
Title: Chief Executive Officer